Exhibit 6.3

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 001 Ex. 6.3

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 002

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 003

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 004

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 005

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 006

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 007 Gang Chen CEO

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 008

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 009

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 010

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 011

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 012

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 013

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 014

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 015